Exhibit 99.1

NEWS RELEASE For additional information, contact: Oncor Communications: 877.426.1616 Oncor Investor Relations: 214.486.6035

ONCOR ANNOUNCES EXCHANGE OFFER FOR CERTAIN OUTSTANDING DEBT SECURITIES

DALLAS (September 8, 2020) — Oncor Electric Delivery Company LLC (“Oncor”) announced today the commencement of a private offer to exchange the outstanding debt securities listed in the table below (collectively, the “Old Notes”) held by Eligible Holders (as defined below) for $300,000,000 in aggregate principal amount of Oncor’s new series of 5.35% Senior Secured Notes due 2052 (the “New Notes”), as further described below. The New Notes will not be listed on any securities exchange.

The following table sets forth the Acceptance Priority Level, Exchange Offer Consideration, Early Exchange Premium and Total Early Exchange Consideration (each as defined below) for the Old Notes:

Oncor Notes to be Exchanged	CUSIP/PPN.	Outstanding Principal Amount	Acceptance Priority Level	Exchange Offer Consideration	Early Exchange Premium	Total Early Exchange Consideration
7.25% Senior Notes, Series B, due December 30, 2029	68233J B*4	$34,715,560.00	1	$950 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged	$50 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged	$1,000 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged

6.47% Senior Notes, Series A, due September 30, 2030	68233J A#1	$80,089,519.21	1	$950 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged	$50 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged	$1,000 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged

7.000% Senior Secured Notes due 2032	68233D AT4	$500,000,000	1	$950 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged	$50 principal amount of 5.35% Senior Secured Notes due 2050 for each $1,000 principal amount exchanged	$1,000 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged

Oncor Notes to be Exchanged	CUSIP/PPN.	Outstanding Principal Amount	Acceptance Priority Level	Exchange Offer Consideration	Early Exchange Premium	Total Early Exchange Consideration

7.250% Senior Secured Notes due 2033	68233D AP2	$350,000,000	1	$950 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged	$50 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged	$1,000 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged

5.30% Senior Secured Notes due 2042	68233J AS3	$500,000,000	2	$950 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged	$50 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged	$1,000 principal amount of 5.35% Senior Secured Notes due 2052 for each $1,000 principal amount exchanged

The exchange offer is being conducted upon the terms and subject to the conditions set forth in an offering memorandum and the related letter of transmittal. The exchange offer is only made, and copies of the offering documents will only be made available, to any holder of the Old Notes who has certified such holder’s status as (1) a “qualified institutional buyer” under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2) a non-US person outside the United States as defined under Regulation S under the Securities Act (each, an “Eligible Holder”).

For Eligible Holders of Old Notes who tender their Old Notes at or before 5:00 p.m., New York City time, on September 21, 2020, subject to any extension by Oncor (the “Early Participation Date”), Oncor is offering a consideration of $950 aggregate principal amount of New Notes for each $1,000 principal amount exchanged (the “Exchange Offer Consideration”), plus an early exchange premium of $50 aggregate principal amount of New Notes for each $1,000 principal amount exchanged (the “Early Exchange Premium,” and together with the Exchange Offer Consideration, the “Total Early Exchange Consideration”). Eligible Holders who validly tender Old Notes after the Early Participation Date, but at or prior to the Expiration Date (as defined below) of the exchange offer, will receive the consideration described above minus the Early Exchange Premium.

The exchange offer will expire at 11:59 p.m., New York City time, on October 5, 2020, unless extended by Oncor (the “Expiration Date”). Tenders of Old Notes submitted in the exchange offer may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on September 21, 2020 (the “Withdrawal Date”), and such tenders will be irrevocable thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.

The exchange offer is subject to an aggregate exchange limit equal to the principal amount of Old Notes tendered that would require Oncor to issue the New Notes in an aggregate principal amount of $300,000,000 (the “Maximum Exchange Amount”). Subject to the terms and conditions of the exchange offer, on each settlement date, Oncor will accept for exchange the Old Notes tendered in the exchange offer in accordance with the “Acceptance Priority Level” (in numerical priority order) as set forth on the table above for each series of Old Notes (each an “Acceptance Priority Level” or “Level”), with Level 1 being the highest priority level. On each settlement date, all Old Notes validly tendered and not validly withdrawn will be accepted in accordance with the procedures described in the offering memorandum in the following order: (i) all Old Notes with Level 1 tendered on or before the Early Participation Date and not validly withdrawn on or before the Withdrawal Date, (ii) all Old Notes with Level 1 tendered after the Early Participation Date and not validly withdrawn, (iii) all Notes with Level 2 tendered on or before the Early Participation Date and not validly withdrawn on or before the Withdrawal Date, and (iv) all Notes with Level 2 tendered after the Early Participation Date and not validly withdrawn. If the remaining Maximum Exchange Amount is not adequate to accept for exchange all of the validly tendered and not validly withdrawn Old Notes of a particular Acceptance Priority Level, Oncor will allocate the available Maximum Exchange Amount among the aggregate principal amount of the Old Notes in such Acceptance Priority Level on a pro rata basis. After application of the pro rata calculation, Oncor will round the principal amount of the prorated series of Old Notes of Eligible Holders to be accepted for exchange down to the nearest $1,000 of principal amount at maturity. Depending on the amount of a particular series of Old Notes tendered by an Eligible Holder and the proration applied, if the principal amount of such Old Notes that are unaccepted and returned to such Eligible Holder as a result of proration would result in less than the minimum denomination required by the indenture governing such Old Notes, we will either accept or reject all of such Holder’s validly tendered Old Notes. Subject to applicable law, the exchange offer may be amended, extended, terminated or withdrawn in whole or with respect to one or more series of Old Notes at any time. If at either the Early Participation Date or Expiration Date, the tendered Old Notes with Acceptance Priority Level 1 exceed the Maximum Exchange Amount, Oncor expects (but is not obligated) to increase the Maximum Exchange Amount in order to accept for exchange all of the Old Notes with Acceptance Priority Level 1 (without prorating such Notes with Acceptance Priority Level 1). If we increase the Maximum Exchange Amount on the Early Participation Date, the final settlement date is not expected to occur.

Consummation of the exchange offer is subject to a number of conditions, including the absence of certain adverse legal and market developments. The exchange offer is also conditioned upon there having been validly tendered and not withdrawn, prior to the Expiration Date, Old Notes in a principal amount not less than the amount that would require Oncor to issue the New Notes in the aggregate principal amount of $300,000,000. Oncor will not receive any cash proceeds from the exchange offer.

The New Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the foregoing notes. The exchange offer is being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. This announcement is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Documents relating to the exchange offer will only be distributed to holders of Old Notes who complete and return a letter of eligibility confirming that they are Eligible Holders. The complete terms and conditions of the exchange offer are described in the offering memorandum and related letter of transmittal, copies of which may be obtained by contacting D.F. King & Co., Inc., the exchange agent for the 7.000% Senior Secured Notes due 2032, 7.250% Senior Secured Notes due 2033 and 5.30% Senior Secured Notes due 2042 and information agent in connection with the exchange offer, at (866) 856-3065 or oncor@dfking.com. The eligibility form is available electronically at: www.dfking.com/oncor.

This announcement does not constitute an offer or solicitation to participate in the exchange offer in any jurisdiction in which it is unlawful to make such an offer.

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